Exhibit 10.2

AGA MEDICAL HOLDINGS, INC.
2006 EQUITY INCENTIVE PLAN

1.                                      DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms. Exhibit B, which is also incorporated by reference, contains at Section B.5 thereof the definitions for certain additional terms used in Exhibit B.

2.                                      PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based Awards.

3.                                      ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.                                      LIMITS ON AWARDS UNDER THE PLAN

(a)           Number of Shares.  A maximum of twenty million (20,000,000) shares of Stock may be delivered in satisfaction of Awards under the Plan. Up to the maximum number of shares specified in the immediately preceding sentence may be delivered upon the exercise of ISOs. The number of shares of Stock delivered in satisfaction of Awards shall, for purposes of the first two sentences of this Section 4(a)(1), be determined net of shares of Stock (a) withheld by the Company in payment of the exercise price of the Award or in satisfaction of tax withholding requirements with respect to the Award, or (b) awarded under the Plan as Restricted Stock but thereafter forfeited, or (c) made subject to an Award that is exercised or satisfied, or that terminates or expires, without the delivery of such shares. To the extent consistent with the requirements of Section 422, Stock issued under awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition shall not reduce the number of shares available for Awards under the Plan.

(b)           Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

5.                                      ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees and directors of, and consultants and advisors to, the Company or its Affiliates who, in the opinion of the

Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

6.                                      RULES APPLICABLE TO AWARDS

(a)                                  All Awards

(1)           Award Provisions.  The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting any Award granted hereunder, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator; provided, that each such assumed, converted, replaced or adjusted award shall contain provisions substantially equivalent to the provisions of Section 6(a)(9) and Exhibit B hereof unless WCAS shall have expressly consented to the omission of those provisions or the substitution of other provisions.

(2)           Term of Plan.  No Awards may be made after April 26, 2016, but previously granted Awards may continue beyond that date in accordance with their terms.

(3)           Transferability.  Neither ISOs nor, except as the Administrator otherwise expressly provides, other Awards may be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime ISOs (and, except as the Administrator otherwise expressly provides, other non-transferable Stock Options) may be exercised only by the Participant. Awards permitted by the Administrator to be transferred may be transferred only to a Permitted Transferee.

(4)           Vesting, Etc.  The Administrator may determine the time or times at which an Award will vest or (in the case of a Stock Option or SAR) become exercisable and the terms on which a Stock Option or SAR will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply: immediately upon the cessation of the Participant’s Employment, each Stock Option or SAR that is then held by the Participant or by the Participant’s Permitted Transferees, if any, will cease to be exercisable and will terminate, and all other Awards that are then held by the Participant or by the Participant’s Permitted Transferees, if any, to the extent not already vested will be forfeited, except that:

(A)          subject to (B) and (C) below, all Stock Options and SARs held by the Participant or the Participant’s Permitted Transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR, as the case may be, could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate;

(B)           all Stock Options and SARs held by a Participant or the Participant’s Permitted Transferees, if any, immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Stock Option or SAR, as the case may be, could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate; and

(C)           all Stock Options and SARs held by a Participant or the Participant’s Permitted Transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment has resulted for reasons which cast such discredit on the Participant as to justify immediate termination of the Award.

(5)           Taxes.  The Administrator will make such provision for the withholding of taxes as it deems necessary and may require that the exercise or vesting of an Award, or the delivery of Stock, cash or other property under an Award, be conditioned on the payment by the Participant or another person of all required withholding taxes. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

(6)           Dividend Equivalents, Etc.  The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award.

(7)           Rights Limited.  Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

(8)           Section 409A. Awards under the Plan are intended either to qualify for an exemption from Section 409A or to comply with the requirements thereof, and shall be construed accordingly.

(9)           Certain Additional Restrictions.  In the case of any Award that is made prior to a Qualified Public Offering (as that term is defined in Section B.5 of Exhibit B hereof) and that does not involve the immediate delivery of Stock as to which the Participant is then or contemporaneously therewith becomes a party to the Stockholders Agreement (as that term is defined in Section B.5 of Exhibit B hereof), the provisions of Exhibit B shall apply notwithstanding any other provision of the Plan or the Award to the contrary unless the Administrator, with the express written consent of WCAS, determines otherwise. No action by the Administrator in administering or construing the Plan or any Award shall adversely affect the rights of WCAS under Exhibit B or this Section 6(a)(9) without the express written consent of WCAS.

(b)                                Stock Options and SARs

(1)           Time And Manner Of Exercise.  Unless the Administrator expressly provides otherwise, a Stock Option or SAR will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(2)           Exercise Price.  The exercise price of each Stock Option and the share value above which appreciation is to be measured in the case of an SAR shall be 100% of the fair market value of the Stock subject to the Stock Option or SAR, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant.

(3)           Payment Of Exercise Price.  The Administrator may determine the required or permitted forms of payment under a Stock Option, subject to the following: all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) by delivery to the Company of a promissory note of the person exercising the Award, payable on such terms as are specified by the Administrator, (iii) at such time, if any, as the Stock is publicly traded, through a broker-assisted exercise program acceptable to the Administrator, (iv) by other means acceptable to the Administrator, or (v) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(c)          Awards Other Than Stock Options and SARs

Restricted Stock and Unrestricted Stock, whether delivered outright or under Awards of Stock Units or other Awards, may be made in exchange for such lawful consideration, including services, as the Administrator determines.

7.                                      EFFECT OF CERTAIN TRANSACTIONS

(a)                                Mergers, etc.  Except as otherwise provided in an Award, the following provisions shall apply in the event of a Covered Transaction:

(1)           Assumption or Substitution.  If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(2)           Cash-Out of Awards.  If the Covered Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards or portions thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise price (or, in the case of an SAR, the aggregate base price above which appreciation is measured), if any, under the Award or such portion, in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines.

(3)           Acceleration of Certain Awards.  If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out, each Stock Option and SAR will become fully exercisable, and the delivery of shares of Stock deliverable under each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated and such shares will be delivered, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.

(4)           Termination of Awards Upon Consummation of Covered Transaction.  Each Award (unless assumed pursuant to Section 7(a)(1) above), other than outstanding shares of Restricted Stock (which shall be treated in the same manner as other shares of Stock, subject to Section 7(a)(5) below), will terminate upon consummation of the Covered Transaction.

(5)           Additional Limitations.  Any share of Stock delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject. In the case of Restricted Stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(b)                                Changes in and Distributions With Respect to Stock

(1)           Basic Adjustment Provisions.  In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2)           Certain Other Adjustments.  The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422 and the requirements of Section 409A, where applicable.

(3)           Continuing Application of Plan Terms.  References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.                                      LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.                                      AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award; and further provided, that the Administrator may not, by amendment or otherwise, adversely affect the rights of WCAS under Section 6(a)(9) or Exhibit B hereof without the express written consent of WCAS. Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code), as determined by the Administrator.

10.                               OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.

11.                               MISCELLANEOUS

(a)           Waiver of Jury Trial.  By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

(b)           Limitation of Liability.  Notwithstanding anything to the contrary in the Plan, neither the Company nor the Administrator, nor any person acting on behalf of the Company or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code; provided, that nothing in this Section 11(b) shall limit the ability of the Administrator or the Company to provide by express agreement with a Participant for a gross-up payment or other payment in connection with any such tax or additional tax.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below in this Exhibit A. Certain terms used in Exhibit B are separately defined in Exhibit B.

“Administrator”:  The Board, except that the Board may delegate its authority under the Plan to a committee of the Board, in which case references herein to the Board shall refer to such committee. The Board may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; (iii) to one or more officers of the Company the authority to allocate other Awards among such persons (other than officers of the Company) eligible to receive Awards under the Plan as such delegated officer or officers determine consistent with such delegation; provided, that with respect to any delegation described in this clause (iii) the Board (or a properly delegated member or members of the Board) shall have authorized the issuance of a specified number of shares of Stock under such Awards and shall have specified the consideration, if any, to be paid therefor; and (iv) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.

“Affiliate”:  Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as part of a single employer under Section 414(b) or Section 414(c) of the Code, except that in determining eligibility for the grant of a Stock Option or SAR by reason of service for an Affiliate, Sections 414(b) and 414(c) of the Code shall be applied by substituting “at least 50%” for “at least 80%” under Section 1563(a)(1), (2) and (3) of the Code and Treas. Regs. § 1.414(c)-2; provided, that to the extent permitted under Section 409A, “at least 20%” shall be used in lieu of “at least 50%”; and further provided, that the lower ownership threshold described in this definition (50% or 20% as the case may be) shall apply only if the same definition of affiliation is used consistently with respect to all compensatory stock options or stock awards (whether under the Plan or another plan). The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A) apply.

“Assumption Agreement”:  An agreement in form reasonably satisfactory to the Administrator and to WCAS whereby a transferee of an Award or shares acquired under an Award agrees to be bound with respect to such Award or shares by the provisions of Section 6(a)(9) and Exhibit B of the Plan to the same extent as the Participant to whom such Award was granted. An Assumption Agreement shall not be effective unless and until the Administrator has either (i) been furnished with an opinion in form and substance reasonably satisfactory to the Administrator of counsel reasonably satisfactory to the Administrator that the transfer is exempt from or not subject to the provisions of Section 5 of the Securities Act and complies with or is exempt from all other applicable securities laws, or (ii) with WCAS’s consent, expressly waived its rights under clause (i).

“Award”:  Any or a combination of the following:

(i)                                     SARs.

(ii)                                  Stock Options.

(iii)                               Restricted Stock.

(iv)                              Unrestricted Stock.

(v)                                 Stock Units, including Restricted Stock Units.

(vi)                              Performance Awards.

(vii)                           Awards (other than Awards described in (i) through (vi) above) that are convertible into or otherwise based on Stock.

“Board”:  The Board of Directors of the Company.

“Code”:  The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect. Any reference to a provision of the Code shall be deemed to include a reference to any applicable guidance (as determined by the Administrator) with respect to such provision.

“Company”:  AGA Medical Holdings, Inc.

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

“Employee”:  Any person who is employed by the Company or an Affiliate.

“Employment”:  A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

“ISO”:  A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.

“Participant”:  A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of the Award.

“Permitted Transferee”:  In the case of any Participant, the Participant’s spouse and lineal descendants or trusts for the benefit of, or corporations, limited liability companies or partnerships, the stockholders, members or general and/or limited partners of which include, only such Participant and/or Participant’s parents, spouse or lineal descendants. A transferee shall not be treated as a Permitted Transferee unless and until the transferee is or becomes party to an effective Assumption Agreement.

“Plan”:  The AGA Medical Holdings, Inc. 2006 Equity Incentive Plan as from time to time amended and in effect.

“Restricted Stock”:  Stock subject to forfeiture restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”:  A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”:  A right entitling the holder upon exercise to receive an amount (payable in cash or shares of Stock of equivalent value, as specified in the Award except as otherwise determined by the Administrator) equal to the excess of the fair market value of the shares of Stock subject to the right over an amount that is not less than the fair market value of such shares at the date of grant.

“Section 409A”: Section 409A of the Code.

“Section 422”: Section 422 of the Code.

“Stock”: Common Stock of the Company, par value $       per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

“WCAS”:  Welsh, Carson, Anderson & Stowe IX, L.P., a Delaware limited partnership.

EXHIBIT B

Certain Restrictions

The provisions of this Exhibit B shall apply to any Holder who is not a party to the Stockholders Agreement dated as of July 28, 2005 by and among the Company, WCAS, and each of the other individuals and entities from time to time named on Schedule I to said Stockholders Agreement. The operative provisions of this Exhibit B are set forth in Sections B.1 through B.4 below. Defined terms specific to this Exhibit B are defined at Section B.5 below. Except as provided at Section B.1(c) below, the provisions of this Exhibit B shall cease to have effect from and after the consummation of a Qualified Public Offering.

B.1.  Restrictions on Transfer of Plan Shares.

(a)           Subject to any additional limitations on transfer that may apply under an Award, a Holder of Plan Shares may at any time Transfer any or all of the Plan Shares held by such Holder to any one or more Permitted Transferees (but may not Transfer any Plan Shares, other than with the express prior written consent of the Administrator and WCAS, other than to a Permitted Transferee). No Transfer under this Section B.1 shall be permitted if it would require the Company to register a class of equity securities under Section 12 of the Exchange Act under circumstances where the Company does not then have securities of any class registered under Section 12 of the Exchange Act. Each Holder agrees not to effect or attempt to effect any Transfer of Plan Shares unless the Transfer is made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and, in either case, in compliance with all applicable state securities laws.

(b)           The Company will not cause or permit the Transfer of any Plan Shares to be made on its books (or on any register of securities maintained on its behalf) unless the Transfer is permitted by and has been made in accordance with the terms of this Exhibit B and all applicable federal and state securities laws. Any attempted Transfer in violation of the terms hereof shall be null and void ab initio and of no effect. Until one hundred eighty (180) days have elapsed following a Qualified Public Offering or such earlier time as the Administrator may, with the consent of WCAS, determine, all certificates representing Plan Shares that are held by any Holder shall bear a legend (in addition to any other legends required by the Administrator) which shall state the following:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NO INTEREST HEREIN MAY BE SOLD, OFFERED, ASSIGNED, DISTRIBUTED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING ANY SUCH TRANSACTION OR (B) THE COMPANY RECEIVES AN OPINION IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM SUCH REGISTRATION AND IN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS OR (C) THE COMPANY AND ITS COUNSEL ARE OTHERWISE SATISFIED THAT SUCH

TRANSACTION IS EXEMPT FROM SUCH REGISTRATION AND IN COMPLIANCE WITH ALL STATE SECURITIES LAWS.”

(c)           The provisions of this Section B.1 shall terminate and be of no further force or effect from and after the 180th day following the consummation of a Qualified Public Offering.

B.2.         Voting Rights.  At each annual or special stockholders meeting called for the election of directors, and whenever the stockholders of the Company act by written consent with respect to the election of directors, each Holder of Plan Shares shall be deemed to have given such Holder’s vote and consent in respect of such shares and shall take any and all such additional steps as the Administrator may require to cause such shares to be voted in a manner consistent with the requirements of Section 4.01 of the Stockholders Agreement. For purposes of the immediately preceding sentence, each Holder shall be bound by and may rely conclusively on the instructions of the Administrator (which shall be consistent with the Stockholders Agreement) and shall not, by reason of being a Holder or by reason of this Exhibit B, have any right to review the Stockholders Agreement.

B.3.         Participation in Certain Sales. In any case in which WCAS initiates a “Third Party Sale” pursuant to Section 6.02 of the Stockholders Agreement, each Holder shall participate in such sale if so required by WCAS to the extent and in the manner specified by WCAS and in connection therewith shall, on the same basis as other stockholders participating in such transaction, (i) agree to covenants, join in indemnification undertakings, and make representations and warranties; be (ii) fund such Holder’s proportionate share of any adjustment in purchase price or escrow arrangements and its proportionate share of any withdrawals from any such escrow, including any such withdrawals that are made with respect to claims arising out of agreements, covenants, representations, warranties or other provisions relating to the transaction; (iii) be responsible for its proportionate share of the fees and expenses of the transaction to the extent not paid or reimbursed by the Company or another Person; and (iv) at the closing of the transaction, deliver certificates evidencing the Plan Shares then held by such Holder to be sold or cancelled in connection with such transaction, duly endorsed for transfer or accompanied by stock powers executed in blank, against payment of the purchase price therefor by wire transfer to the account or accounts specified by such Holder. For purposes of this Section B.3, each Holder shall be bound by and may rely conclusively on the instructions of the WCAS (which shall be consistent with the Stockholders Agreement) and shall not, by reason of being a Holder or by reason of this Exhibit B, have any right to review the Stockholders Agreement.

B.4.         WCAS Consent to Certain Amendments; WCAS As Third Party Beneficiary. Notwithstanding anything else to the contrary contained in this Plan, none of the provisions of Section 6(a)(9), Section 9 or this Exhibit B shall be amended, modified, terminated or supplemented without the prior written approval of WCAS, which is intended to be a beneficiary of such provisions entitled to enforce such provisions.

B.5.         Certain Defined Terms. When used in this Exhibit B, the following terms not otherwise defined in Exhibit A shall have the following meanings:

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Holder”: A holder of Plan Shares.

“Plan Share”: Any share of Stock acquired under an Award, whether held by the Participant or his or her beneficiary or by a transferee.

“Qualified Public Offering”: As defined in the Amended and Restated Certificate of Incorporation of the Company, as amended from time to time.

“Securities Act”: The Securities Act of 1933, as amended.

“Stockholders Agreement”: The stockholders agreement referenced in the first paragraph of this Exhibit B, as the same is from time to time amended and in effect.

“Transfer”: A transfer, sale, assignment, pledge, hypothecation or other disposition (including by operation of law), whether directly or indirectly pursuant to the creation of a derivative security, the grant of an option or other right or the imposition of a restriction on disposition or voting.